UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019 (February 13, 2019)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01    Entry into a Material Definitive Agreement
The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02    Termination of a Material Definitive Agreement
On February 13, 2019, BankUnited, National Association (the “Bank”), a wholly owned subsidiary of BankUnited, Inc. (the “Company”), entered into a termination agreement (the “Termination Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) that terminates the Bank’s single-family loan shared-loss agreement with the FDIC (the “Single Family Shared-Loss Agreement”) effective immediately. The Bank has made a payment of approximately seven thousand dollars to the FDIC in connection with the termination and all rights and obligations of the Bank and the FDIC under the Single Family Shared-Loss Agreement have been terminated.

The foregoing description of the Termination Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Termination Agreement, dated as of February 13, 2019, by and among the Federal Deposit Insurance Corporation as Receiver of BankUnited, FSB, Coral Gables, Florida, BankUnited n/k/a BankUnited, N.A., and the Federal Deposit Insurance Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 14, 2019	BANKUNITED, INC.

/s/ Leslie N. Lunak
		Name:	Leslie N. Lunak
		Title:	Chief Financial Officer

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